Exhibit j

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm under the captions ‘Financial Highlights,” “Independent Registered Public Accounting Firm” and “Financial Statements” and to the use of our report dated August 6, 2004 for the Frontegra Total Return Bond Fund, the Frontegra Investment Grade Bond Fund, the  Frontegra IronBridge Small Cap Fund and the Frontegra New Star International Equity Fund in the Registration Statement (Form N-1A) of the Frontegra Funds, Inc. and its incorporation by reference in the related Statement of Additional Information filed with the Securities and Exchange Commission in this Post-Effective Amendment No. 21 to the Registration Statement under the Securities Act of 1933 (File No. 333-7305) and in this Amendment No. 22 to the Registration Statement under the Investment Company Act of 1940 (File No. 811-7685).

                                                                                              /s/ Ernst & Young LLP

                                                                                              Ernst & Young LLP

Chicago, Illinois

October 25, 2004